Exhibit 10.1

October 23, 2006

Dear Stuart,

This letter agreement memorializes our discussions and understanding in respect of your upcoming termination of employment with Pan Pacific Retail Properties, Inc. (the “Company”) in connection with the anticipated closing of the transactions contemplated by the Agreement and Plan of Merger dated July 9, 2006 by and among the Company, Kimco Realty Corporation, KRC Acquisition Inc., KRC CT Acquisition Limited Partnership, KRC PC Acquisition Limited Partnership, CT Operating Partnership, L.P., and Western/Pinecreek, L.P. (the “Merger”). This letter agreement amends the Amended and Restated Employment Agreement between you and the Company, dated October 29, 2001, as amended (the “Employment Agreement”).

We agree that you will terminate your employment effective as of the closing date of the Merger (the “Closing Date”). We further agree that your termination will be treated as a resignation by you for “good reason” (as defined in the Employment Agreement) and any notice required from you is waived. The Company hereby agrees to make a lump sum cash payment to you in the amount of $4,352,200, which is the “Total 5.2 a and 5.2 b” amount shown under your name on the attached schedule prepared by the Company. The lump sum will be paid to you on the Closing Date, in immediately available funds by wire transfer to the bank specified by you, or by delivery of a cashier’s check to you, at your election, in either case subject to applicable tax withholding. The lump sum payment will serve to satisfy in full all obligations of the Company to you under Sections 5.2(a) and 5.2(b) of the Employment Agreement. Except as amended by this letter agreement, the Employment Agreement will remain in full force and effect in accordance with its terms and conditions.

By your signature below, you acknowledge that you have read this letter agreement, understand the terms and conditions described above, and agree to be bound by those terms and conditions.

PAN PACIFIC RETAIL PROPERTIES, INC.

By:
Title:	CEO & EVP

KIMCO REALTY CORPORATION

By:
Title:	VP/CFO

So acknowledged and agreed:

/s/ Stuart A. Tanz
Name:	Stuart A. Tanz

1631-B S. Melrose Drive • Vista, CA 92081 • Telephone: (760) 727-1002 • Facsimile: (760) 727-1430

www.pprp.com

Pan Pacific Retail Properties, Inc

Executive Contractual Liability

Stuart Tanz
Salary and Bonus
Salary	800,000
Bonus	600,000

Bonus and Salary (Annual)	1,400,000
Factor per Contract (Years)	3

Salary and Bonus per 5.2 a	4,200,000
Benefits
401 k (company match)	4,200
Life and Disability	10,850
Dental	1,500
Medical and Optical (PPO)	15,500
Deductible	6,000

Benefits (Annual)	38,050
Factor per Contract (Years)	4

Benefits per Section 5.2 b	152,200

Total 5.2 a & 5.2 b	4,352,200